Exhibit 99.2
CONSENT OF PERSON NAMED AS ABOUT TO BECOME DIRECTOR
Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement on Form S-1 of Leonardo DRS, Inc. (the “Registrant”), and all amendments thereto and any related prospectus or prospectus supplement filed pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Registration Statement”), as a prospective director of the Registrant, and to the filing or attachment of this consent with the Registration Statement.
March 15, 2021

By:	/s/ Mary Gallagher
Name:	Mary Gallagher